Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8349

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Director of Investor Relations, or
Katherine L. Johnston, Manager of Investor Relations
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Announces Results for the Periods Ended June 30, 2009

Newton, MA (August 7, 2009):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and six months ended June 30, 2009, as follows:

Results for the quarter ended June 30, 2009:

Net income was $30.5 million, or $0.25 per share, for the quarter ended June 30, 2009, compared to net income of $21.7 million, or $0.22 per share, for the quarter ended June 30, 2008.  Net income for the quarter ended June 30, 2008 includes an impairment of assets charge of $2.9 million, or $0.03 per share, related to one property we intend to sell.

Funds from operations, or FFO, for the quarter ended June 30, 2009 was $52.8 million, or $0.44 per share. This compares to FFO for the quarter ended June 30, 2008 of $41.2 million, or $0.41 per share.

The weighted average number of common shares outstanding totaled 120.5 million and 100.3 million for the quarters ended June 30, 2009 and 2008, respectively.

Results for the six months ended June 30, 2009:

Net income for the six months ended June 30, 2009 was $62.0 million, or $0.52 per share, compared to net income of $45.0 million, or $0.47 per share, for the six months ended June 30, 2008.  Net income for the six months ended June 30, 2008 includes an impairment of assets charge of $2.9 million, or $0.03 per share, related to one property we intend to sell.

FFO for the six months ended June 30, 2009, was $105.0 million, or $0.88 per share. This compares to FFO for the six months ended June 30, 2008 of $79.6 million, or $0.83 per share.

The weighted average number of common shares outstanding totaled 119.2 million and 95.7 million for the six months ended June 30, 2009 and 2008, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to FFO appears below in this press release.

Recent Activities:

On June 26, 2009, SNH was elevated to the Russell 1000 Index.

On August 4, 2009, we closed a $512.9 million mortgage financing with the Federal National Mortgage Association (NYSE: FNM). This mortgage loan is secured by first liens on 28 senior living properties leased to Five Star Quality Care, Inc., or Five Star, with 5,618 living units / beds located in 16 states. We used a portion of the proceeds from this mortgage financing to repay amounts

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

outstanding under our revolving credit facility and to purchase three medical office, clinic and biotech laboratory buildings, or MOBs, from HRPT Properties Trust, or HRP. We intend to use the balance of proceeds to fund investments, including possibly accelerating the remaining MOB asquisitions from HRP, and for general business purposes.

In connection with the FNM transaction, we realigned our four leases with Five Star.  Lease no. 1 now includes 80 properties, including independent living communities, assisted living communities and skilled nursing facilities, and expires in 2024.  Lease no. 2 now includes 50 properties, including independent living communities, assisted living communities, skilled nursing facilities and two rehabilitation hospitals, and expires in 2026.  Lease no. 3 now includes the 28 FNM financed properties, including independent living communities and assisted living communities, and expires in 2028.  Lease no. 4 now includes 25 properties, including independent living communities, assisted living communities and skilled nursing facilities, and expires in 2017.

In May 2008, we entered into a series of agreements to acquire 48 MOBs from HRP for an aggregate purchase price of approximately $565.0 million.  In January 2009, we acquired one of these MOBs containing 50,000 square feet for $19.3 million, plus closing costs.  In May 2009, we acquired two of these MOBs from HRP containing 192,000 square feet for $50.8 million, plus closing costs.  On August 6, 2009, we acquired three of these MOBs from HRP containing 164,000 square feet for $115.7 million, plus closing costs.  In May 2009, we sold one of our MOB properties classified as held for sale to an unaffiliated party for approximately $3.1 million which was its approximate net book value.  We now own 42 of these properties containing 1.9 million square feet for an aggregate purchase price of approximately $527.6 million, plus closing costs.  One of the remaining buildings with an allocated value of $3.0 million is no longer subject to our purchase agreement and one of the MOBs we acquired from HRP which was subject to a multi-property lease was sold at the tenant’s request.  We expect the closing of the purchase of the remaining four pending MOBs to occur by February 2010. We and HRP may mutually agree to accelerate the closings of these acquisitions.  We funded these acquisitions using cash on hand, proceeds from equity issuances, borrowings under our revolving credit facility and by assuming three mortgage loans on two properties totaling $10.8 million with a weighted average interest rate of 7.1% per annum and a weighted average maturity in 2018.

In 2009, we invested $5.1 million in Affiliates Insurance Company, or AIC, with Reit Management & Research LLC, or RMR, and other companies to which RMR provides management services.  This investment in AIC has a carrying value of $5.0 million at June 30, 2009.  We currently own 16.67% of this insurance company.

Conference Call:

On Friday, August 7, 2009, at 10:00 a.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Chief Financial Officer, will host a conference call to discuss the results for the second quarter ended June 30, 2009.  The conference call telephone number is 888-677-8756. Participants calling from outside the United States and Canada should dial 913-312-1419. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 1:00 p.m. Eastern Time, Friday, August 14, 2009. To hear the replay, dial 719-457-0820. The replay pass code is 9178004.

A live audio web cast of the conference call will also be available in listen only mode on the SNH website. Participants wanting to access the webcast should visit the website about five minutes before the call. The archived webcast will be available for replay on the SNH website for about one week after the call.

Supplemental Data:

A copy of SNH’s Second Quarter 2009 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.

Senior Housing Properties Trust is a real estate investment trust, or REIT, that owns 276 properties located in 34 states and Washington, D.C.  SNH is headquartered in Newton, Massachusetts.

Senior Housing Properties Trust

Financial Information

(in thousands, except per share data)

Income Statement:

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Revenues:
Rental income	$69,399	$52,708	$137,776	$101,747
Interest and other income	186	682	394	1,196
Total revenues	69,585	53,390	138,170	102,943
Expenses:
Property operating expenses	3,219	100	6,174	100
Interest	10,707	9,810	21,483	19,328
Depreciation	18,635	14,327	37,024	27,376
Acquisition costs (1)	1,282	-	1,394	-
General and administrative	5,231	4,533	10,051	8,203
Impairment of assets (2)	-	2,940	-	2,940
Total expenses	39,074	31,710	76,126	57,947

Net income	$30,511	$21,680	$62,044	$44,996

Weighted average shares outstanding	120,455	100,302	119,161	95,691
Per share data:
Net income	$0.25	$0.22	$0.52	$0.47

Balance Sheet:

	At June 30, 2009	At December 31, 2008
Assets
Real estate properties	$2,896,734	$2,807,256
Less accumulated depreciation	416,697	381,339
	2,480,037	2,425,917
Cash and cash equivalents	5,373	5,990
Restricted cash	4,589	4,344
Deferred financing fees, net	6,340	5,068
Acquired real estate leases, net	31,834	30,546
Other assets	32,025	25,009
Total assets	$2,560,198	$2,496,874

Liabilities and Shareholders’ Equity
Unsecured revolving credit facility	$235,000	$257,000
Senior unsecured notes, net of discount	322,089	322,017
Secured debt and capital leases	149,931	151,416
Total debt	707,020	730,433
Acquired real estate lease obligations, net	8,509	7,974
Other liabilities	35,096	27,109
Total liabilities	750,625	765,516
Shareholders’ equity	1,809,573	1,731,358
Total liabilities and shareholders’ equity	$2,560,198	$2,496,874

(1)          Acquisition costs are expensed under Statement of Financial Accounting Standards No. 141(R), “Business Combinations”, commencing January 1, 2009.

(2)          During the three and six months ended June 30, 2008, we recognized an impairment of assets charge of $2.9 million related to one property.

Senior Housing Properties Trust

Funds from Operations

(in thousands, except per share data)

Calculation of Funds from Operations (FFO) (1):

		Quarter Ended June 30,		Six Months Ended June 30,
		2009	2008	2009	2008

Net income		$30,511	$21,680	$62,044	$44,996
Add:	Depreciation expense	18,635	14,327	37,024	27,376
	Acquisition costs (2)	1,282	-	1,394	-
	Impairment of assets (3)	-	2,940	-	2,940
	Deferred percentage rent (4)	2,400	2,300	4,500	4,250
FFO		$52,828	$41,247	$104,962	$79,562

Weighted average shares outstanding		120,455	100,302	119,161	95,691

FFO per share		$0.44	$0.41	$0.88	$0.83
Distributions declared		$0.36	$0.35	$0.71	$0.70

(1)          We compute FFO as shown above.  FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, represents net income (computed in accordance with GAAP), plus real estate depreciation and amortization (excluding amortization of deferred financing fees). Our calculation of FFO begins with income before gain or loss on sale of properties or, if this amount is the same as net income, as net income, and differs from NAREIT’s definition of FFO because we include deferred percentage rent, if any, impairment of assets, if any, and acquisition costs, if any, in FFO. We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, acquisition costs and gain or loss on sale of properties, FFO can facilitate a comparison of operating performances during different periods and among REITs.  FFO does not represent cash generated by operating activities in accordance with GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  Also, other REITs may not calculate FFO the same way as us.

(2)          Acquisition costs are expensed under Statement of Financial Accounting Standards No. 141(R), “Business Combinations”, commencing January 1, 2009.

(3)          During the three and six months ended June 30, 2008, we recognized an impairment of assets charge of $2.9 million related to one property.

(4)          Our percentage rents are generally calculated on an annual basis. We recognize percentage rental income received during the first, second and third quarters in the fourth quarter when all contingencies related to percentage rents are satisfied.  Although recognition of revenue is deferred until the fourth quarter, our FFO calculation for the first three quarters includes estimated amounts of deferred percentage rents with respect to those periods.  The fourth quarter calculation of FFO excludes the amounts recognized during the first three quarters.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT WE INTEND TO USE A PORTION OF THE PROCEEDS OF THE FNM MORTGAGE LOAN TO FUND INVESTMENTS, INCLUDING ACCELERATING THE CLOSING OF PREVIOUSLY ANNOUNCED PURCHASES OF MOBS FROM HRP.  WE ARE CURRENTLY CONSIDERING SEVERAL ACQUISITION OPPORTUNITIES; HOWEVER, THERE CAN BE NO ASSURANCE THAT WE WILL CONCLUDE ANY OF THESE ACQUISITIONS OR THAT ALTERNATIVE ACQUISITIONS WILL BE IDENTIFIED AND CLOSED.  ALTHOUGH WE AND HRP HAVE PREVIOUSLY AGREED UPON TERMS FOR OUR PURCHASES OF CERTAIN MOBS, THE CLOSING OF THESE SALES REMAIN SUBJECT TO SATISFACTORY COMPLETION OF VARIOUS CONDITIONS TYPICAL OF LARGE COMMERCIAL REAL ESTATE PURCHASES AND WE DO NOT HAVE THE UNILATERAL RIGHT TO ACCELERATE THESE CLOSINGS, WHICH ARE NOW SCHEDULED TO OCCUR BY FEBRUARY 2010.  IN PARTICULAR, INVESTORS SHOULD NOTE THAT WE AND HRP ARE BOTH MANAGED BY RMR AND HAVE CERTAIN COMMON TRUSTEES; ACCORDINGLY, ANY CHANGE TO ACCELERATE THE CLOSINGS OF SALES BY HRP TO US WILL REQUIRE THE SEPARATE APPROVALS OF OUR AND HRP’S TRUSTEES, WHO ARE NOT ALSO TRUSTEES OF THE OTHER COMPANY; AND

•                  OUR PARTICIPATION IN AN INSURANCE BUSINESS WITH RMR AND ITS AFFILIATES INVOLVES POTENTIAL FINANCIAL RISKS AND REWARDS TYPICAL OF ANY START UP BUSINESS VENTURE AS WELL AS OTHER FINANCIAL RISKS AND REWARDS SPECIFIC TO INSURANCE COMPANIES.  AMONG THE RISKS THAT ARE SPECIFIC TO INSURANCE COMPANIES IS THE RISK THAT AIC MAY NOT BE ABLE TO ADEQUATELY PAY CLAIMS WHICH COULD LEAVE OUR COMPANY UNDERINSURED AND INCREASE ITS FUNDING EXPOSURE FOR CLAIMS THAT MIGHT OTHERWISE HAVE BEEN FUNDED IF INSURANCE WAS PURCHASED FROM FINANCIALLY MORE SECURE INSURERS.  ACCORDINGLY, ANY IMPLICATION THAT WE WILL BENEFIT FROM OUR INVESTMENT IN AIC MAY NOT OCCUR.  RATHER, OUR EXPECTED FINANCIAL BENEFITS FROM OUR INITIAL OR FUTURE INVESTMENTS IN AIC MAY BE DELAYED OR MAY NOT OCCUR AND AIC MAY REQUIRE MORE FUNDING THAN WE EXPECT.

FOR MORE INFORMATION REGARDING SNH’S RELATIONSHIPS AND DEALINGS WITH RMR, HRP, AIC AND FIVE STAR AND THEIR OFFICERS, DIRECTORS OR TRUSTEES AND AFFILIATES AND ABOUT THE RISKS WHICH MAY ARISE AS A RESULT OF THESE RELATED PERSON TRANSACTIONS, PLEASE SEE SNH’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008 (THE “ANNUAL REPORT”), ITS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2009 (THE “QUARTERLY REPORT”) AND ITS OTHER FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION; AND IN PARTICULAR THE SECTION CAPTIONED “RISK FACTORS” IN THE ANNUAL REPORT, THE SECTIONS CAPTIONED “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS — RELATED PERSON TRANSACTIONS” IN THE ANNUAL REPORT AND THE QUARTERLY REPORT AND THE SECTION CAPTIONED “RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS” IN SNH’S PROXY STATEMENT DATED MARCH 30, 2009 RELATED TO ITS 2009 ANNUAL SHAREHOLDERS MEETING.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER “ITEM 1A. RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(END)

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